                            SCHEDULE 14A INFORMATION
    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                            OF 1934 (AMENDMENT NO. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/      Definitive Proxy Statement
/ /      Definitive Additional Materials
/ /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                       BOSTON RESTAURANT ASSOCIATES, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


 ------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

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     2)       Aggregate number of securities to which transaction applies:

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     3)       Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)       Proposed maximum aggregate value of transaction:

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     5)       Total fee paid:

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                       BOSTON RESTAURANT ASSOCIATES, INC.
                        TO BE HELD ON SEPTEMBER 14, 2001

                                 ---------------

         The Annual Meeting of Stockholders of Boston Restaurant Associates, Inc., a Delaware corporation (the "Company"), will be held on Friday, September 14, 2001 at 10:00 a.m., local time, at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111, for the following purposes:

         1. To elect 6 directors to serve for the ensuing year and until their successors are duly elected and qualified.

         2. To consider and act upon a proposal to amend the 1994 Non-Employee Director Stock Option Plan.

         3. To consider and act upon a proposal to ratify the appointment of BDO Seidman, LLP as auditors for fiscal year 2002.

         4. To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the meeting or any adjourned session thereof.

         The foregoing items are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on August 2, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and any continuation or adjournment thereof. Any stockholder attending the meeting may vote in person even if he or she previously returned a proxy.

                                        By Order of the Board of Directors



                                        GORDON R. PENMAN, Secretary


Boston, Massachusetts
August 8, 2001


                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                       BOSTON RESTAURANT ASSOCIATES, INC.

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 14, 2001

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Boston Restaurant Associates, Inc., a Delaware corporation with its principal executive offices at 999 Broadway, Saugus, Massachusetts 01906 (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, September 14, 2001 at 10:00 a.m., local time, or at any continuation or adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of Brown, Rudnick, Freed & Gesmer, 18th Floor, One Financial Center, Boston, Massachusetts 02111. Proxies are being solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. Certain of the directors, officers and employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of the securities held by them. It is expected that this proxy statement and the accompanying proxy will be first mailed to stockholders on or about August 8, 2001.

         Only stockholders of record at the close of business on August 2, 2001 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 7,033,696 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. Each such stockholder is entitled to one vote for each share of Common Stock held on that date and may vote such shares either in person or by proxy.

         The enclosed proxy card, if executed and returned, will be voted as directed on the proxy card or, in the absence of such direction, for the election of the nominees as directors and in favor of Proposals No. 2 and No. 3. The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, the persons named on the enclosed proxy card will vote the shares represented thereby on such matters in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         At the Meeting, 6 directors are to be elected to serve until the 2001 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed in the table below have been nominated by the Board of Directors for election as directors.

         All of the nominees except Robert Karam are currently serving as directors of the Company. In the unanticipated event that any nominee should be unable or declines to stand for election at the Meeting, the proxies will be voted for such substitute nominees, if any, as the present Board of Directors may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

         The following table sets forth certain information with respect to the nominees.

                                                                                               DIRECTOR
NAME                                AGE                       POSITION                           SINCE

George R. Chapdelaine               56                        Chief Executive Officer,           1994
                                                              President and Director

Hugh Devine (1)                     53                        Director                           2000

Robert Karam                        56                        Director                           ----

Roger Lipton (2)                    60                        Director                           1996

John P. Polcari, Jr.                70                        Director                           1994

Lucille Salhany                     54                        Director                           1996

-------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

         Mr. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994. Mr. Chapdelaine served as President, Chief Executive Officer and a director of Pizzeria Regina, Inc., a predecessor of the Company, from 1982 until it was acquired by the Company in April 1994. Prior to 1982, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a B.S. in Hotel and Restaurant Management from Oklahoma State University. He currently serves on the Board of the Massachusetts Restaurant Association.

         Mr. Devine has been the President of Devine & Pearson since 1976, an advertising and communications agency with 26 years experience marketing to the food service industry. Mr. Devine is nationally recognized for identifying marketing opportunities for clients, both food service operators and manufacturers of food, beverages, equipment and supplies. He serves on the boards of directors of the YMCA, American Association of Advertising Agencies and Advertising Club of Greater Boston.

         Mr. Karam has been the President of Karam Insurance Agency since 1987. In addition, he is a co-owner of SNE Broadcasting, Bristol County Broadcasting and O'Jornal, LLC. He is currently Chairman of the Board of Trustees, UMass Memorial Health Care System, Worcester, MA.

         Mr. Lipton has been Managing Director of Axiom Capital Management, Inc., an investment banking firm specializing in the restaurant, franchising and retailing industries, and a NASD broker/dealer, since February 1995. From 1981 until February 1995 he was Managing Director of Ladenburg, Thalmann & Co., Inc., also an investment banking firm.

         Mr. Polcari was a founder of Pizzeria Regina, Inc. and was employed by the Company and its predecessor in various capacities from its inception. He is a recipient of the National Restaurant Association's state restaurateur of the year award for the Commonwealth of Massachusetts. Mr. Polcari is the spouse of Ms. Salhany.

         Ms. Salhany has served as the Chief Executive Officer, Co-President and a director of Lifef/x, Inc., a publicly traded software company, since December 1999. Ms. Salhany was President of JH Media, Ltd., an advisory company with offices in Boston and Los Angeles from 1997 until December 1999. From 1994 through 1997, Ms Salhany was the President and Chief Executive Officer of the United Paramount Network. She serves on the boards of directors of Compaq Computer Corporation, Emerson College and iMedium, Inc. Ms. Salhany is the spouse of Mr. Polcari.

         The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when his or her successor is duly elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the fiscal year ended April 29, 2001. The Board of Directors also acted by unanimous written consent in lieu of a special meeting on two occasions. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held during such director's term last fiscal year.

         The Board of Directors has an Audit Committee, which is currently composed of Mr. Devine and Ms. Kathleen Mason, who has chosen not to stand for re-election. Both Mr. Devine and Ms. Mason are considered independent under the listing standards of the Boston Stock Exchange. It is anticipated that Mr. Karam, who also would be considered independent under those standards, will be appointed to the Audit Committee, if elected. The functions performed by this committee include recommending to the Board of Directors the engagement of the independent auditors and insuring the independence of the Company's auditors. The Audit Committee held four meetings during the fiscal year ended April 29, 2001.

         The Board of Directors has a Compensation Committee, also currently composed of Mr. Lipton and Ms. Mason. The functions of the Compensation Committee include determining salaries, incentive plans, benefits and overall compensation. The Compensation Committee held one meeting during the fiscal year ended April 29, 2001.

         The Board of Directors does not have a nominating committee. Nominations of directors are considered by the whole Board of Directors.

COMPENSATION OF DIRECTORS

         Directors of the Company do not receive cash compensation for their services as directors. The Company provides health insurance benefits or the cash equivalent to its directors and reimburses them for their out-of-pocket expenses in attending board meetings. In addition, nonemployee directors are eligible for the grant of stock options under the 1994 Non-Employee Directors Stock Option Plan (the "Director Plan"). Mr. Devine, Ms. Mason and Mr. Joseph Caruso (who resigned as a director in March, 2001) each received options to purchase 20,000 shares of common stock in fiscal 2001 under the Director Plan. The Company also enters into indemnification agreements with each of its directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of July 23, 2001 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Named Executive Officers listed in the Summary Compensation Table below, and (iv) all current executive officers and directors of the Company, as a group. Except where otherwise indicated, this information is based upon information provided to the Company by the named person. Unless otherwise indicated below, to the knowledge of the Company all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent shared with spouses under applicable law.


NAME AND ADDRESS                                     NUMBER OF SHARES            PERCENTAGE OF OUTSTANDING
                                                     BENEFICIALLY OWNED          SHARES

George R. Chapdelaine (1)                               918,563                  12.7%
c/o Boston Restaurant Associates, Inc.
999 Broadway
Saugus, MA 01906

Hugh Devine (2)                                          30,000                  *

Robert Karam                                                  0                  *

Roger Lipton                                          1,333,853                  18.9%
983 Park Avenue
New York, NY  10028

Kathleen Mason (3)                                       60,000                  *

John P. Polcari, Jr. (4)(5)                             942,262                  13.2%
c/o Boston Restaurant Associates, Inc.
999 Broadway
Saugus, MA 01906

Lucille Salhany (4)                                     136,399                  2.0%

Anthony Buccieri (8)                                     63,000                  *

Fran V. Ross (8)                                         82,801                  1.2%

Dolphin Management, Inc. (6)                            795,438                  11.3%
129 East 17th Street
New York, NY  10003

Jordan American Holdings, Inc. (7)                    1,150,765                  16.4%
1875 Ski Time Square Dr., Suite 1
Steamboat, Springs, CO  80487-9015

All directors and executive officers as a group       3,428,894                  45.6%
(9)

-------------

*Less than one percent


(1) Includes 188,173 shares issuable pursuant to currently exercisable stock options.

(2) Includes 30,000 shares issuable pursuant to currently exercisable stock options.

(3) Includes 60,000 shares issuable pursuant to currently exercisable stock options.

(4) Includes 123,658 shares issued to Lucille Salhany and Mr. Polcari jointly with rights of survivorship and 12,741 shares held by Ms. Salhany for the benefit of certain family members.

(5) Includes 85,673 shares issuable pursuant to currently exercisable stock options.

(6) Based upon information contained in a Schedule 13D as filed with the Securities and Exchange Commission on February 14, 1995.

(7) Based upon information contained in a Schedule 13G as filed with the Securities and Exchange Commission on February 14, 1995. Includes 500,000 shares issuable pursuant to currently exercisable warrants.

(8) Includes 57,900 shares issuable pursuant to currently exercisable stock options.

(9) Includes 479,646 shares issuable pursuant to currently exercisable stock options.

MANAGEMENT

         The names of the Company's executive officers who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

         Anthony A. Buccieri, 46, was appointed Vice President of Operations in April 1994. Mr. Buccieri joined a predecessor of the Company in 1974 and has served in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina restaurants since 1983.

         Fran Ross, 54, was appointed the Company's Vice President in February 1995 and Chief Financial Officer in October 1995.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation during the last three fiscal years of the Chief Executive Officer of the Company, and the two other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


----------------------------------------------------------------------------------------------------------------------
                                       Annual Compensation                 Long-Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                             Awards            Payouts
                                                                    --------------------------------------
                                                         Other
                                                         Annual       Restricted   Securities    LTIP       All other
Name              Fiscal                                 Compen-      Stock        Underlying   Payouts      Compen-
and Principal      Year      Salary      Bonus           sation       Awards       Options                   sation
Position          Ended       ($)         ($)              ($)         ($)           (#)          ($)          ($)
----------------------------------------------------------------------------------------------------------------------

George R.         4/29/2001       195,000      19,000
Chapdelaine       4/30/2000       185,000      35,000
                  4/25/1999       165,000      35,000
President and
CEO

----------------------------------------------------------------------------------------------------------------------

Anthony Buccieri  4/29/2001       111,000      19,000
                  4/30/2000       108,000       1,300
                  4/25/1999       100,400       1,300
Vice President
Operations

----------------------------------------------------------------------------------------------------------------------
Fran V. Ross      4/29/2001       109,000      19,000
                  4/30/2000       106,000       1,300
Vice President    4/25/1999        98,000       1,300
Administration
and Chief
Financial
Officer
----------------------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACT

         The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, entered into a one year employment agreement dated July 1, 1999, which automatically renews annually unless terminated by either party. Mr. Chapdelaine was also provided with an automobile plus the cost of annual insurance and parking and with such other employee benefits as were generally available to employees or officers of the Company.

         Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company upon 30 days notice without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, then the Company must continue to pay Mr. Chapdelaine his then-current base salary, payable monthly, during a one-year severance period, and Mr. Chapdelaine may not compete with the Company during that period.

         Mr. Chapdelaine's employment agreement also contains a non-competition provision that prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and, in the case of his voluntarily termination or his termination by the Company for cause, for a period of two years thereafter. The agreement also contains confidentiality provisions that provide that Mr. Chapdelaine may not disclose proprietary information of the Company, other than in furtherance of the business of the Company or in response to a court order.

BONUS PROGRAM

         The Company has adopted an incentive program under which key contributors, selected by the Compensation Committee, will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula related to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year.

STOCK OPTIONS

         The following table presents certain information concerning stock options held by the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers during the last fiscal year.

                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


----------------------------------------------------------------------------------------------------------------------
Name                      Shares Acquired on     Value Realized          Number of Shares of    Value of Unexercised
                          Exercise (#)                ($)                Common Stock           In-the-Money Options
                                                                         Underlying             at April 29, 2001 ($)
                                                                         Unexercised Options    Exercisable/
                                                                         At April 29, 2001      Unexercisable
                                                                            (#)
                                                                         Exercisable /
                                                                         Unexercisable
----------------------------------------------------------------------------------------------------------------------

George R. Chapdelaine,
CEO                                 0                      0                 188,173/0               N/A

----------------------------------------------------------------------------------------------------------------------
Anthony Buccieri                    0                      0              57,900/12,000              N/A
----------------------------------------------------------------------------------------------------------------------
Fran V. Ross                        0                      0              57,900/12,000              N/A
----------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is comprised solely of non-employee directors. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer and each of the other executive officers of the Company.

         The objectives of the Compensation Committee in determining the compensation of the Company's executive officers is to provide a base compensation, which allows the Company to attract and retain experienced talent. The Compensation Committee's philosophy is to align the executive officers' interests with the success of the Company; therefore, the Committee has established bonus payments based on the Company's performance. The cash compensation for each executive officer consists of a base salary plus the potential for an annual performance bonus.

                                           Compensation Committee


                                           Roger Lipton
                                           Kathleen Mason

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors is currently comprised of independent members (as such term is defined under the standards of the Boston Stock Exchange). On December 8, 2000 the Board of Directors adopted a Charter for the Audit Committee, a copy of which is attached as EXHIBIT A to this Proxy Statement. Under the Charter, the Audit Committee is responsible for making recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, insuring the independence of the Company's auditors and reviewing the Company's annual financial statements. The Audit Committee has reviewed and discussed with management and BDO Seidman, LLP, the Company's independent auditors, the audited consolidated financial statements for the fiscal year ended April 29, 2001. The Audit Committee has also discussed with BDO Seidman, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees". In addition, as required by the Independence Standards Board Standard No. 1, the Audit Committee has received and reviewed the required written disclosures and a confirming letter from BDO Seidman, LLP regarding their independence, and has independently discussed the matter with the auditors.

         Based on this review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for Fiscal Year 2001 be included in the Company's Annual Report on Form 10-KSB for Fiscal Year ended April 29, 2001. It is recommended that BDO Seidman, LLP be engaged as the Company's independent auditors for the fiscal year ending April 28, 2002.

                                           Audit Committee

                                           Hugh Devine
                                           Kathleen Mason

                                   PROPOSAL 2
                         AMENDMENT OF 1994 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

         The purpose of the Company's 1994 Non-Employee Director Stock Option Plan, as amended through October 18, 1996 (the "Director Plan"), is to attract and retain the services of experienced and knowledgeable directors and to provide such persons with increased incentive to continue to work for the best interest of the Company and its stockholders. Currently, any director who is neither an employee of the Company nor affiliated with a 5% stockholder is eligible to receive options.

         On April 27, 2001, the Board of Directors approved an amendment (the "Amendment") to the Director Plan, subject to stockholder approval, to allow all non-employee directors to receive options under the Director Plan regardless of affiliations, so long as the recipient is a director of the Company at the time of the grant. If the Amendment is approved by the stockholders, the fifth paragraph of the Director Plan would be amended to read as follows:

         EACH DIRECTOR WHO IS NOT THEN AN EMPLOYEE OF THE CORPORATION SHALL AUTOMATICALLY BE GRANTED AN OPTION TO PURCHASE 10,000 SHARES OF COMMON STOCK UNDER THE PLAN ON MARCH 15 AND SEPTEMBER 15 OF EACH YEAR. IN ADDITION, ELIGIBLE DIRECTORS SHALL AUTOMATICALLY BE GRANTED AN ADDITIONAL OPTION TO PURCHASE 10,000 SHARES OF COMMON STOCK UNDER THE PLAN UPON HAVING SERVED AS A MEMBER OF THE BOARD OF DIRECTORS FOR FIVE CONSECUTIVE YEARS.

         The effect of the Amendment is to make non-employee directors who are, or are affiliated with, 5% or greater stockholders eligible to participate in the Director Plan. Mr. Polcari, Ms. Salhany and Mr. Lipton are present directors who would become eligible to receive options if the Amendment is approved by stockholders. If the Amendment is approved and the nominees are all elected and continue to serve as directors, then on September 15, 2001, each of Mr. Polcari, Ms. Salhany and Mr. Lipton will be eligible to receive an option for 20,000 shares of Common Stock.

         The Board of Directors believes that the adoption of the Amendment is in the best interest of the Company and its stockholders. The Company does not presently pay its non-employee directors any cash compensation for their services as directors. Approval of the amendment will allow the Company to provide compensation to all non-employee directors for their services without any direct cash outlay.

SUMMARY OF DIRECTOR PLAN

         Under the Director Plan, as amended by the Amendment, each director would receive options to purchase 10,000 shares of common stock on March 15 and September 15 of each year commencing September 15, 2001, provided that such person is a then director. These options become exercisable in full six months after the date of grant. In addition, each eligible director would receive an option to purchase 10,000 shares of common stock when that director has served a term of five consecutive years on the Company's Board of Directors. These options would become exercisable in full six months after the date of grant.

         The exercise price for all options granted under the Director Plan will be the fair market value of the common stock at the time the option is granted. No option issued pursuant to the Director Plan may be exercised subsequent to ten years from the date of grant. If an eligible director ceases to be eligible for any reason, all options held by that director that are not then exercisable terminate. Options that are exercisable at the time of termination remain exercisable for a period of thirty days following such termination, unless such termination is a result of death or permanent disability, in which case such options would be exercisable for a period of one year. Options granted under the Director Plan may not be assigned or transferred except by will or laws of dissent and distribution.

         The Director Plan may be amended by the Board of Directors or any Committee to which such authority has been delegated by the Board of Directors, subject to certain limitations, (i) with respect to certain matters for which stockholder approval must be required and (ii) regarding the number of such amendments which may be made within any six month period. Except as described in the Director Plan, no amendments, suspension or termination of the Director Plan may adversely affect the rights of an option holder under the Director Plan without the holder's consent.

         The Director Plan will be administered by the Board of Directors whose authority is limited to constructing the Director Plan, determining all questions as to participant's eligibility and adopting and amending such rules and regulations for the administration of the Director Plan as may seem desirable.


FEDERAL INCOME TAX CONSEQUENCES

         The following general discussion of the Federal income tax consequences of options granted under the Director Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current regulations thereunder, and existing public and private administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the Director Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein.

Changes in the law or regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The Director Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

         A non-employee director will not recognize any taxable income upon the grant of an option under the Director Plan. Generally, an option holder recognizes ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock received on the date of exercise over the exercise price. However, officers and directors, including non-employee directors eligible to participate in the Director Plan, generally will be subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock and this may affect their tax liability. In the case of exercise of an option by someone whose sale of shares of Common Stock would subject him or her to liability under Section 16(b), recognition of income by the option holder will be postponed, too. It is generally anticipated that the date of recognition (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted, or (ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite this general rule, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later date. In order to be effective, the 83(b) election must be filed with the Company and the Internal Revenue Service within 30 days of exercise.

         The Company will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided the Company reports the income on a form W-2, W-2c, or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

         When an option holder subsequently disposes of the shares of Common Stock received upon exercise of an option, he or she will recognize an amount equal to the difference between the sale price and the fair market value of the shares on the date of the exercise of the option. Any capital gain or loss would be long-term if the holding period for the shares was more than twelve months. The holding period for the shares would begin to run on the days the shares were acquired and would not include the period during which the option was held.

         An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him or her will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and holding period for the shares received will commence on that date.


         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2.

                                   PROPOSAL 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         The Board of Directors recommends that the stockholders ratify the selection of BDO Seidman, LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 28, 2002. BDO Seidman, LLP has audited the Company's financial statements annually since 1994. BDO Seidman, LLP has served either the Company or its predecessor as independent public accountants for more than 15 years. The Board of Directors believes it is desirable and in the best interest of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO Seidman, LLP as the Company's independent public accountants.

         A representative of BDO Seidman, LLP will be at the Meeting and will have an opportunity to make a statement, if so desired. The representative will be available to respond to appropriate questions.

INDEPENDENT AUDITOR FEES

         AUDIT FEES. BDO Seidman, LLP billed the Company an aggregate of $109,000 for professional services rendered by BDO Seidman in connection with its audit of the Company's financial statements for the fiscal year ended April 29, 2001 and its review of the Company's quarterly reports on Form 10-QSB during fiscal 2001.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. During fiscal 2001, BDO Seidman, LLP did not directly or indirectly, operate, or supervise the operation of, the Company's information systems or manage the Company's local area network. Nor did BDO Seidman design or implement a hardware or software system that aggregates source data underlying the financial statements of the Company or generates information that is significant to the Company's financial statements taken as a whole.

         ALL OTHER FEES. BDO Seidman, LLP billed the Company an additional $37,500 for professional services rendered during fiscal 2001 for services not otherwise described above.

All other fees relate to services traditionally provided by auditors including work performed in connection with income tax services and fees in connection with the accounting issues of the joint venue agreement between Italian Ventures and the Company discussed below.

         The Company's Audit Committee considered whether the non-audit services rendered by BDO Seidman during fiscal 2000, as described under the caption "All Other Fees" above, and determined that such services were compatible with BDO Seidman's independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 28, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONVERTIBLE SUBORDINATED DEBENTURES

         Subordinated debentures outstanding at April 29, 2001 consisted of convertible subordinated debentures in the amount of $1,500,000 bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; and 14% through 2011, equivalent to a blended rate of at 13.2% annually, payable semi-annually and convertible into the Company's common stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions. The debentures are due December 2011. A member of the board of directors of the Company received a fee equal to 5% of the proceeds as compensation for services in connection with this transaction.

LEGAL PROCEEDINGS

         In December 1998 Boston Restaurant Associates, Inc. (the "Company") formed a joint venture with Italian Ventures, LLC, a Kentucky limited liability company controlled by two then-Company directors ("Italian Ventures"), for the purpose of developing domestic, casual, Italian-dining restaurants in a bistro format. The Company had a 51% equity interest and Italian Ventures a 49% equity interest in the joint venture entity, Regina Ventures, LLC.

         The relationship fell apart shortly after formation of the joint venture. During fiscal 2000, the Company became involved in legal proceedings with Italian Ventures. Despite the fact that no joint restaurant development ever took place, Italian Ventures made a series of claims against the Company.

         On May 10, 2001 the parties entered into a settlement agreement resolving their disputes. As part of the settlement, the Company and Italian Ventures terminated the development agreement and operating agreement among the parties, and also terminated the lawsuit and arbitration proceeding between them.

         Under the terms of the settlement agreement, commencing with the month of May 2001 and ending with the month of April 2008, Italian Ventures shall be entitled to receive from the Company, in exchange for any and all ownership interest held by Italian Ventures, a royalty equal to seven tenths of one percent (0.7%) of the monthly gross sales of each Polcari's Bistro (as defined in the settlement agreement); provided, however, that Italian Ventures shall not be entitled to receive any additional royalties from the Company once the total of all royalties paid to Italian Ventures by the Company on a cumulative basis equals $1,700,000.00 during the seven year period.


OTHER MATTERS

VOTING PROCEDURES

         The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The 6 nominees for the Board of Directors of the Company who receive the greatest number of votes cast at the Meeting will be elected directors of the Company. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Meeting is required for approval of the amendment to the Director Plan. The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Meeting is required for approval of Proposal No. 3. Abstentions will have no effect on the outcome of a vote for the election of directors, but will have the effect of being cast against the proposals to amend the Director Plan and ratify the selection of BDO Seidman, LLP, even though the stockholder so abstaining intends a different interpretation. Shares of common stock held of record by brokers who do not return a signed and dated proxy will not be considered present at the Meeting, will not be counted towards a quorum, and will not be voted in the election of directors, or on the proposals to amend the Director Plan and ratify the selection of the independent auditors. Shares of common stock held of record by brokers who return a signed and dated proxy but fail to vote (a "broker nonvote") on the election of directors of either of the other proposals will count towards the quorum but will have no effect on the proposals not voted.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Reporting persons are also required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely on the Company's review of the copies of Forms 3, 4 and 5 which it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 29, 2001.

OTHER PROPOSED ACTION

         The Board of Directors knows of no other matters that may come before the Meeting other than the election of directors, the amendment of the Director Plan, and the ratification of BDO Seidman, LLP as auditors for the fiscal year 2001. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

STOCKHOLDER PROPOSALS

         Proposals which stockholders intend to present at the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act of 1934, and wish to have included in the Company's proxy materials must be received by the Company no later than April 10, 2002. If a proponent fails to notify the Company by June 24, 2002 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Company's 2002 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

INCORPORATION BY REFERENCE

         TO THE EXTENT THAT THIS PROXY STATEMENT HAS BEEN OR WILL BE SPECIFICALLY INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THE SECTIONS OF THE PROXY STATEMENT ENTITLED "AUDIT COMMITTEE REPORT" AND "COMPENSATION COMMITTEE REPORT" SHALL NOT BE DEEMED TO BE SO INCORPORATED, UNLESS SPECIFICALLY OTHERWISE PROVIDED IN ANY SUCH FILING.

         THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED APRIL 29, 2001, IS BEING MAILED WITH THIS PROXY STATEMENT TO STOCKHOLDERS ENTITLED TO NOTICE OF THE MEETING. THE CONSOLIDATED FINANCIAL STATEMENTS, UNAUDITED SELECTED QUARTERLY DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS INCLUDED IN THE ANNUAL REPORT ARE INCORPORATED BY REFERENCE HEREIN.

THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WHICH DID NOT RECEIVE IT AS PART OF THIS MAILING A COPY OF AN ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, BOSTON RESTAURANT ASSOCIATES, INC., 999 BROADWAY, SUITE 400, SAUGUS, MASSACHUSETTS 01906.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.


                                           By Order of the Board of Directors

                                           GORDON R. PENMAN, Secretary


Boston, Massachusetts
August 8, 2001

                       BOSTON RESTAURANT ASSOCIATES, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                           ADOPTED ON DECEMBER 8, 2000


A        PURPOSE

The primary purpose of the Audit Committee (the "Committee") of the Board of Directors of Boston Restaurant Associates, Inc. (the "Company") is to provide independent, objective oversight of the financial reporting process, the accounting functions and internal controls of the Company and its subsidiaries. The Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee's function is one of oversight and review, and it is not expected to audit the Company, to define the scope of the audit, or to define the standards to be used in preparation of the Company's financial statements.

B        FUNCTIONS

The Committee shall perform the following functions:

         1. RECOMMENDATION OF INDEPENDENT AUDITORS. The Committee shall make a recommendation to the Board of Directors of an accounting firm to serve as the Company's independent auditors each year.

         2. OVERSIGHT OF INDEPENDENT AUDITORS. The independent auditors shall be accountable to the Board of Directors as representatives of the Company's stockholders. The Board of Directors shall evaluate the independent auditors on an annual basis and, where appropriate, recommend a change in the independent auditors. The Committee shall require that the independent auditors deliver to the Committee a formal written statement delineating all relationships between the auditors and the Company, as required by Independence Standards Board Standard No. 1. On an annual basis, the Committee also shall actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Based upon that dialogue, the Committee may take, or recommend that the Board take, appropriate action to oversee the independent auditor's independence.

         3. PLAN OF AUDIT. Prior to commencement of each annual audit, the Committee shall review with the independent auditors the plan and scope of their audit and the fees for audit services. Upon completion of the audit, the Committee shall review with the independent auditors their report, the results of the audit, and any recommendations they may have for improving or changing the audit and the control environment, as well as management's letter in response thereto. At appropriate times during the process, the Committee will engage in discussions with the auditors as required under Statements of Auditing Standards Nos. 61 and 89.

         4. CHANGES IN ACCOUNTING PRINCIPLES OR METHODS. The Committee shall review with the independent auditors any significant changes in or proposed changes in accounting principles or methods or financial statement presentation which may effect the Company, and shall review with management recommended changes in the Company's methods of accounting or financial statement presentation.

         5. INTERNAL ACCOUNTING CONTROLS. The Committee shall consult with the independent auditors regarding the adequacy of the Company's internal accounting controls. Where appropriate, consultation with the independent auditors regarding internal controls shall be conducted out of management's presence.

         6. INTERNAL CONTROL SYSTEMS. The Committee shall review with management the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns.

         7. FINANCIAL DISCLOSURE DOCUMENTS.

         (a) The Committee shall review and discuss with management and the independent auditors the Company's audited financial statements prior to their publication. This review shall include the matters required to be discussed by Statement of Auditing Standards No. 61, the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and issue of the independent auditor's independence. The review shall also include any significant problems and material disputes between management and the independent auditors and a discussion with the independent auditors, out of management's presence, of the quality of the Company's accounting principles as applied in its financial reporting, the clarity of the Company's financial disclosures and degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure and reviewed by the independent auditors.

         (b) Following the satisfactory completion of the year-end review and discussions, the Committee shall recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC").

         (c) The Committee shall require that the Company's interim financial statements be reviewed by the Company's independent auditors using professional standards and procedures for conducting such reviews as established by generally accepted auditing standards, as modified or supplemented by the SEC from time to time, prior to filing such statements with the SEC.

         8. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF INTEREST. The Committee shall review any significant conflicts of interest involving directors or executive officers.

         9. CHARTER AMENDMENTS. The Committee shall review this Charter annually to assess its adequacy and propose any appropriate amendments to the Board of Directors.

         10. OTHER FUNCTIONS. The Committee will perform such other functions as are delegated to it from time to time by the Board of Directors or as are required to be performed by it by law or by the Company's Certificate of Incorporation or Bylaws as from time to time in effect.

C  COMPOSITION AND INDEPENDENCE

         1. COMPOSITION. From the date of adoption of this Charter until June 14, 2001, the Committee shall consist of not less than two independent members appointed by the Board of Directors. Commencing June 15, 2001, the Committee shall consist of not less than three independent members appointed by the Board of Directors. In any case, the number of members appointed to serve on the Committee shall be at least equal to the number of members required by the rules and regulations of the SEC and any market or exchange on which the Company's securities are traded or quoted. The Board of Directors shall select one member of the Committee to serve as the Chairman.

         2. QUALIFICATIONS. Each member of the Committee shall be a person who qualifies for membership under the then-current requirements of each market or exchange on which the Company's securities are traded or quoted. (Currently, these requirements include the requirement that members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and that at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.) No member of the Committee shall be employed or otherwise affiliated with the Company's independent auditors.

         3. CONFLICTS OF INTEREST. In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and in the case where the Committee Chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the Chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

D  PROCEDURES

         1. PROCEDURES COVERED BY BY-LAWS. The procedures established in the Company's bylaws for the conduct of business of committees of the Board of Directors shall apply to the Committee.

         2. PROCEDURES NOT COVERED BY BY-LAWS. In the absence of any provision in the By-laws, then the following procedures shall apply:

         (a) A majority of the members of the Committee shall constitute a quorum for any meeting.

         (b) At any meeting in which a quorum is present, the affirmative vote of a majority of all members of the Committee shall be necessary to take any action.

         (c) Meetings may be called by the Chairman of the Committee or the Chairman of the Board of Directors upon not less than 48 hours notice by telephone, facsimile transmission, or electronic mail.

         (d) Any meeting of the Committee may be held by conference telephone or similar communication equipment, as long as all members of the Committee participating in the meeting can hear one another, and all members participating by such means shall be deemed to be present in person at the meeting.

         (e) The Committee will keep minutes of its meetings and will make such minutes available to the full Board of Directors for its review.

E  REPORTS

         1. REPORTS TO BOARD. The Committee will report to the Board of Directors from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board of Directors, the Committee will provide such background and supporting information as may be necessary for the Board of Directors to make an informed decision.

         2. REPORTS TO STOCKHOLDERS. In accordance with Item 306 of Regulation S-K, the Committee shall annually report to the stockholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.